STATEMENT OF CANCELLATION OF PREFERRED SHARES
                                       OF
                     SURMODICS, INC. (f/k/a BSI CORPORATION)



         SurModics, Inc. (f/k/a BSI Corporation) hereby cancels 376,828 shares of its authorized Series A Convertible Preferred Stock, $0.05 par value. After giving effect to the cancellation, the aggregate number of shares which the corporation shall have the authority to issue shall be 20,000,000, 15.0 million of which shall be designated Voting Common Stock, $.05 Par Value, and 5.0 million of which shall be undesignated.

         This statement is pursuant to Section 302A.553 Subdivision 2. of the Minnesota Business Corporation Act.

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.



Dated:  April 16, 1998

                                       /s/  David R. Busch
                                       David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                 BSI CORPORATION




         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 1.1 of Article 1 of the Articles of Incorporation of BSI Corporation was adopted on June 4, 1997, by the shareholders of the corporation:


         Section 1.1 of Article 1 is amended in its entirety to read as follows:

                  "1.1     The name of the corporation shall be SurModics, Inc."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  June 4, 1997.



                                        /s/  David R. Busch
                                        David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                BSI CORPORATION (f/k/a BIO-METRIC SYSTEMS, INC.)



         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 3.1 of Article 3 of the Articles of Incorporation of BSI Corporation (f/k/a Bio-Metric Systems, Inc.) was adopted on January 27, 1997, by the shareholders of the corporation:


         Section 3.1 of Article 3 is amended in its entirety to read as follows:

                           "3.1  Authorized  Shares.  The  aggregate  number  of
                  shares which the corporation shall have the authority to issue shall be 20,450,000, 15.0 million of which shall be designated Voting Common Stock, $.05 Par Value; 5.0 million of which shall be undesignated shares and 450,000 of which shall be designated Series A Convertible Preferred Stock, $.05 Par Value (hereinafter referred to as the "Preferred Stock"). (The Voting Common Stock, any shares issued from the undesignated shares, and the Preferred Stock are hereinafter referred to collectively as the "Capital Stock".) The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  January 29, 1997.



                                       /s/  David R. Busch
                                       David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            BIO-METRIC SYSTEMS, INC.



         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of Section 1.1 of Article 1 and Section 2.1 of Article 2 of the Articles of Incorporation of Bio-Metric Systems, Inc. were adopted on January 17, 1994, by the shareholders of the corporation:

                                "ARTICLE 1 - NAME

                  1.1)     The name of the corporation shall be BSI Corporation.

         ARTICLE 2 - REGISTERED OFFICE

                  2.1) The registered office of the corporation is located at 9924 West 74th Street, Eden Prairie, Minnesota 55344."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  January 17, 1994.



                                      /s/  David R. Busch
                                      David R. Busch, Its Corporate Secretary

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BIO-METRIC SYSTEMS, INC.

               We, the undersigned, DALE R. OLSETH and DAVID R. BUSCH, the Chairman/President/Chief Executive officer and Secretary, respectively, of Bio-Metric Systems, Inc., a Minnesota corporation, do hereby certify that at a special meeting of the shareholders of Bio-Metric Systems, Inc. held on April 10, 1989, notice of such meeting having been mailed to each shareholder entitled to vote thereon at least ten (10) days prior to such meeting, the shareholders, by at least a majority of the voting power of the shares of Voting Common Stock, present in person or by proxy, adopted resolutions to restate the Articles of Incorporation of Bio-Metric Systems, Inc. as set forth below.

                                ARTICLE 1 - NAME

         1.1)     The name of the corporation shall be BIO-METRIC SYSTEMS, INC.

                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 9942 West 74th Street, Eden Prairie, Minnesota 55344.

                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares which the corporation shall have the authority to issue shall be 5,500,000 shares, 5,000,000 of which shall be designated Voting Common Stock, $.05 par value; 50,000 of which shall be designated Nonvoting Common Stock, $.05 par value; and 450,000 of which shall be designated Series A Convertible Preferred Stock, $.05 par value, (hereinafter referred to as the "Preferred Stock"). The Common Stock and Preferred Stock are hereinafter referred to collectively as the "Capital Stock".

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of Capital Stock of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of Capital Stock, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series of Capital Stock to holders of that class or series of Capital Stock or to holders of another class or series of Capital Stock to effect share dividends or splits.

                      ARTICLE 4 - RIGHTS AND PRIVILEGES OF
                           SHARES AND OF SHAREHOLDERS

         The rights, preferences, privileges and restrictions granted to or imposed upon the Capital Stock or the holders thereof are set forth below.

         4.1) Voting Privileges. Each holder of Voting Common Stock shall have one vote on all matters submitted to the shareholders for each share of Voting Common Stock standing in the name of such holder on the books of the corporation. Each holder of Preferred Stock shall have one vote on all matters submitted to the shareholders for each share of Voting Common Stock which such holder of Preferred Stock would be entitled to receive upon the conversion of his Preferred Stock as provided in subsection 4.5(c). In addition, each holder of Preferred Stock shall have the special voting rights which are described in subsection 4.5(b). Except as may be required by the Minnesota Business Corporation Act, the holders of Nonvoting Common Stock shall have no voting rights with respect to any matter submitted to a vote of the shareholders of the corporation.

         4.2) Preemptive Rights. No holder of shares of any class or series of Capital Stock shall be entitled as such, as a matter of right, to subscribe for or purchase additional shares of that class or series or any other class or series of Capital Stock of the corporation now or hereafter authorized or issued.

         4.3) No Cumulative Voting. There shall be no cumulative voting by the shareholders of the corporation.

         4.4) Distributions. Except as provided in subsection 4.5(a) on the liquidation, dissolution or winding up of the corporation, shares of Capital Stock shall share ratably in any dividends or distributions of the corporation, whether paid in cash, property or stock.

         4.5)     Series A Convertible Preferred Stock.

                  (a) Liquidation Preference. In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of assets of the corporation, an amount equal to $13.50 (hereinafter referred to as the "Liquidation Preference") for each outstanding share of Preferred Stock before any payment shall be made or any assets distributed to the holders of Voting Common Stock or Nonvoting Common Stock or any other class of stock of this corporation ranking junior to the Preferred Stock upon liquidation or dissolution of the corporation. If, upon any liquidation, dissolution, or winding up of the corporation, the assets of the corporation are insufficient to pay the Liquidation Preference for each outstanding share of Preferred Stock, the holders of Preferred Stock shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be entitled. If, upon any liquidation, dissolution or winding up of the corporation, the holders of Preferred Stock would be entitled to receive in excess of the Liquidation Preference for each outstanding share of Preferred Stock in any such distribution if all such shares of Preferred Stock had been converted to shares of Voting Common Stock pursuant to subsection 4.5(c), instead of receiving the Liquidation Preference, each holder of Preferred Stock shall receive an amount equal to the distribution such holder would receive if all his outstanding shares of Preferred Stock had been converted to shares of Voting Common Stock pursuant to subsection 4.5(c) on the day preceding the date of such liquidation, dissolution or winding up. The Liquidation Preference shall be appropriately adjusted to reflect stock splits and reverse stock splits of the Preferred Stock or dividends or distributions payable in shares of Preferred Stock.

                  Nothing hereinabove set forth shall affect in any way the right or obligation of each holder of shares of Preferred Stock to convert such shares into shares of Voting Common Stock, at any time and from time to time, in accordance with subsection 4.5(c) below.

                  (b) Special Voting Rights. Without the affirmative vote of the holders (acting together as a class) of at least a majority of the Preferred Stock at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, the corporation shall not:

                           (1) authorize or issue any shares of stock having priority over the Preferred Stock as to the payment of dividends or the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the corporation; or

                           (2) amend the Articles of Incorporation of the corporation so as to alter this Article 4 in any respect.

                  (c)      Conversion Rights; Mandatory Conversion.

                           (1) At the option of the holder  thereof,  each share
                  of Preferred Stock shall be convertible, at the offices of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into one (1) share of Voting Common Stock of the corporation, subject to adjustment as provided in subsection 4.5(c)(2) below. In order to convert shares of Preferred Stock into shares of Voting Common Stock, the holder thereof, shall surrender at the principal executive offices of the corporation the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert a specified portion or all of such shares of Preferred Stock into shares of Voting Common Stock. Shares of Preferred Stock shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and the person entitled to receive the shares of Voting Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock at that time. As promptly as practicable on or after the Conversion Date, the corporation shall issue and mail or deliver or cause to be issued and mailed or delivered to such holder a certificate or certificates for the number of shares of Voting Common Stock issuable upon conversion and a certificate or certificates for the balance of the Preferred Stock surrendered, if any, not so converted into shares of Voting Common Stock.

                           (2) The  number  of shares  of  Voting  Common  Stock
                  issuable in exchange for shares of Preferred Stock upon the exercise of these conversion rights (the "Conversion Ratio"), which shall initially be one share of Voting Common Stock for one share of Preferred Stock, shall be subject to adjustment from time to time as hereinafter provided:

                                    (i) In case  the  corporation  shall  at any
                           time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision or split shall be proportionately increased; and, conversely, in case the outstanding Common Stock of the corporation shall be combined into a smaller number of shares the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

                                    (ii)  If  any  capital   reorganization   or
                           reclassification   of  the   Capital   Stock  of  the
                           corporation or consolidation or merger of the corporation with another corporation or the sale of all or substantially all of its assets to another corporation shall be affected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive, in lieu of the Voting Common Stock of the corporation immediately theretofore receivable upon the conversion of any such Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Voting Common Stock equal to the number of shares of Voting Common Stock immediately theretofore receivable upon the conversion of such Preferred
                           Stock had such reorganization, reclassification, consolidation, merger or sale not taken place; and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio and of the number of shares receivable upon the conversion of such Preferred Stock) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets hereafter receivable upon the conversion of such Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and ma i led to the registered holders of the Preferred Stock at the last address of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                    (iii) If and whenever the corporation  shall
                           issue or sell any Common Stock for a consideration per share less than the Liquidation Preference (except for the issuance or sale of up to 50,000 shares of Nonvoting Common Stock pursuant to the corporation's 1984 Stock Option Plan, up to 200,000 shares of Voting Common Stock pursuant to the corporation's 1987 Stock Option Plan and up to 50,000 shares of Voting Common Stock to Simplot Development Corporation (hereinafter referred to as the "Excluded Stock Issuances")) or shall issue any options, warrants or other rights for the purchase of shares of Common Stock at a consideration per share of less than the Liquidation Preference, forthwith upon such issuance or sale of such shares, options, warrants or other rights for purchase, the Conversion Ratio in effect immediately prior to such issuance or sale for the Preferred Stock shall be adjusted so that each share of Preferred Stock shall thereafter be convertible into that number of shares of Voting Common Stock as is equal to the number determined by multiplying the Conversion Ratio by a fraction, the numerator of which shall be the amount determined by multiplying (aa) the number of shares of Common Stock outstanding immediately after such issuance or sale plus the number of shares of Common Stock issuable upon the exercise of any purchase rights thus issued, by (bb) the Liquidation Preference, and the denominator of which shall be an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Liquidation Preference, and
                           (bb) the total consideration payable to the corporation upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights. If any options or purchase rights taken into account in any such adjustment of the Conversion Ratio subsequently expire without exercise, the Conversion Ratio shall be recomputed by deleting such options or purchase rights. For purposes of this subsection 4.5(c)(2), the number of shares of Voting Common Stock or Nonvoting Common Stock which may be issued as Excluded Stock Issuances shall be appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes.

                                    (iv) The  anti-dilution  provisions  of this
                           subsection 4.5(c)(2) may be waived by the affirmative vote of the holders (acting together as a class) of at least a majority of the then outstanding shares of Preferred Stock,

                           (3)  Upon   receipt  of  a  written   notice  to  the
                  corporation from a holder of shares of Preferred Stock delivered to the corporation's principal executive offices requesting a computation of the then current Conversion Ratio, the corporation shall promptly give written notice by first-class mail, postage prepaid, addressed to the holder of the Preferred Stock making such request at the address of such holder as shown on the books of the corporation which notice shall state the then current Conversion Ratio, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (4)      In case any time:

                                    (i) the  corporation  shall pay any dividend
                           payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

                                    (ii)  the   corporation   shall   offer  for
                           subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                                    (iii)    there    shall   be   any   capital
                           reorganization, reclassification of the Capital Stock of the corporation or consolidation or merger of the corporation with or sale of all or substantially all of its assets to another corporation; or

                                    (iv)   there   shall  be  a   voluntary   or
                           involuntary dissolution, liquidation or winding up of the corporation;

                  then in any one or more of said cases the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of the Preferred Stock at the addresses of such holders as shown on the books of this corporation, of the date on which (aa) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which this corporation's transfer books are closed in respect thereto.

                           (5) As used  in  this  subsection  4.5(c),  the  term
                  Common Stock shall mean and include the corporation's presently authorized Voting Common Stock and Nonvoting Common Stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of the Preferred Stock shall include shares designated as Voting Common Stock of the corporation as of the date of issuance of such Preferred Stock or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 4.5(c)(2)(ii) above.

                           (6) The  number  of shares  of  Voting  Common  Stock
                  issuable upon conversion of shares of Preferred Stock shall be computed to the nearest one hundredth of a full share; however, no fractional shares of Voting Common Stock shall be issued upon conversion. The corporation shall pay a cash adjustment in respect of any fraction of a share in an amount-equal to the same fraction of the market price per share of Voting Common Stock as of the close of business on the day of conversion. "Market price" shall mean the average of the high and low prices of the Voting Common Stock sales on all exchanges on which the Voting Common Stock may at the time be listed or as reported by the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("NASDAQ-NMS"), or, if there shall have been no sales on any such exchange or as reported by NASDAQ-NMS on any such day, the average of the bid and asked prices at the end of such day, or, if the Voting Common Stock shall not be so listed or transactions so reported, the average of the bid and asked prices at the end of the day in the over-the-counter market, in each case averaged over a period of 20 consecutive business days prior to the date as of which I, market price" is being determined. If at any time the Voting Common Stock is not listed on any exchange, reported by NASDAQ-NMS or quote in the over-the-counter market, the "market price" shall be deemed to be the higher of (a) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (b) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                           (7) Notwithstanding the foregoing right to convert at
                  the option of the holder, each share of Preferred Stock shall automatically be converted into the appropriate number of shares of Voting Common Stock of the corporation in the manner and upon the terms set forth herein, without any act by the corporation or the holders of Preferred Stock, concurrently with the closing of:

                                    (i) the sale by the corporation of shares of
                           Voting Common Stock in a public offering which was registered under the Securities Act of 1933, as amended, was underwritten by an investment banking firm on a firm commitment basis and results in the Voting Common Stock being of the corporation being quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or listed on the New York Stock Exchange, American Stock Exchange or other national stock exchange; or

                                    (ii) a merger of the corporation with or the
                           acquisition of the corporation by another entity in which the surviving entity is a corporation with a class of securities which are quoted on NASDAQ or listed on the New York Stock Exchange, the American Stock Exchange or other national stock exchange.

                          ARTICLE 5 - MERGER, EXCHANGE,
                         SALE OF ASSETS AND DISSOLUTION

         5.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

               ARTICLE 6 - AMENDMENT OF ARTICLES OF INCORPORATION

         6.1) Subject to the special voting rights of the holders of Preferred Stock set forth in subsection 4.5(b), any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                            ARTICLE 7 - INCORPORATORS

         7.1)   The name and mailing address of the original incorporator was as follows:
                              Stephen A. A. Goddard
                           1645 Hennepin Avenue South
                                    Suite 212
                          Minneapolis, Minnesota 55403

                         ARTICLE 8 - DIRECTOR LIABILITY

         8.1) Limitation on Director Liability. To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

               IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of April, 1989.


                                      /s/ Dale R. Olseth
                                      Dale R. Olseth, Chairman, President,
                                      and Chief Executive Officer


                                      /s/ David R. Busch
                                      David R. Busch, Secretary





STATE OF MINNESOTA         )
                                    )ss.
COUNTY OF HENNEPIN         )

               The foregoing instrument was acknowledged before me this 10th day of April, 1989, by Dale R. Olseth and David R. Busch, Chairman/President/Chief Executive Officer and Secretary, respectively, of Bio-Metric Systems, Inc., a Minnesota corporation, on behalf of the corporation.


                                      /s/  Walter H. Diers
                                      Notary Public